UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300
Waltham MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On August 21, 2026, Werewolf Therapeutics, Inc., a Delaware corporation (“Werewolf”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Ambros Therapeutics, Inc., a Delaware corporation (“Ambros”), Werewolf, and Wave Atlantis Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Werewolf (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the satisfaction of the conditions described therein, Merger Sub will be merged with and into Ambros, with Ambros surviving as a wholly owned subsidiary of Werewolf (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Contemplated Transactions”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, (i) immediately prior to the effective time of the Merger (the “Effective Time”), the then-outstanding shares of Ambros preferred stock, par value $0.00001 per share, will be converted into shares of Ambros common stock, par value $0.00001 per share (“Ambros Common Stock”) and (ii) at the Effective Time, each then-outstanding share of Ambros Common Stock (excluding shares held by stockholders who have exercised and perfected appraisal rights for such shares) will be converted into the right to receive a number of shares of Werewolf common stock, par value $0.0001 per share (“Werewolf Common Stock”), calculated in accordance with the exchange ratio as set forth in the Merger Agreement and subject to any election pursuant to the terms of the Merger Agreement to receive pre-funded warrants to acquire Werewolf Common Stock with an exercise price of $0.0001 per share (“Merger Pre-Funded Warrants”) in lieu of any shares of Werewolf Common Stock in excess of the Beneficial Ownership Limitation (as defined in the Merger Agreement). In addition, at the Effective Time, each then-outstanding option to purchase shares of Ambros Common Stock will be assumed by Werewolf and converted into an option to acquire Werewolf Common Stock, with the number of underlying shares and exercise price adjusted in accordance with the exchange ratio as set forth in the Merger Agreement.

At the closing of the Merger (the “Closing” and such date, the “Closing Date”), on a pro forma basis and based upon the number of shares of Werewolf Common Stock and Merger Pre-Funded Warrants and pre-funded warrants to purchase shares of Werewolf Common Stock with an exercise price of $0.001 per share expected to be issued in connection with the Concurrent PIPE Financing (as defined below) (“PIPE Pre-Funded Warrants” and, together with the Merger Pre-Funded Warrants, the “Pre-Funded Warrants”), pre-merger equityholders of Werewolf, other than those participating in the private placement, are expected to own approximately 6.8% of the combined company, pre-merger Ambros stockholders are expected to own approximately 71.7% of the combined company and Investors (as defined below) participating in the private placement are expected to own approximately 21.5% of the combined company, in each case, calculated on a fully diluted basis, using the treasury stock method, and subject to certain assumptions, including (i) an implied valuation for Werewolf of $47.5 million, (ii) a valuation for Ambros of $500.0 million, and (iii) the relative capitalization of Werewolf and Ambros. The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement.

The Merger Agreement contains representations and warranties of the parties regarding their respective businesses. The Merger Agreement also contains certain covenants made by each of Werewolf and Ambros, including non-solicitation restrictions binding each party and its representatives (subject to certain exceptions as further described in the Merger Agreement) and restrictions on the operation of each party’s business between the date of the Merger Agreement and the Closing.

In connection with the Merger, Werewolf, in cooperation with Ambros, will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”), which will contain a proxy statement to be used by Werewolf to solicit approval of the applicable stockholder matters at a special meeting of Werewolf stockholders (the “Werewolf Stockholder Meeting”). Promptly after the Form S-4 is declared effective, Ambros will, in cooperation with Werewolf, solicit an action by written consent from the requisite Ambros stockholders to approve the Merger Agreement and Contemplated Transactions. At the Werewolf

Stockholder Meeting, Werewolf stockholders will be asked to approve, among other matters, (i) the issuance of Werewolf Common Stock in the Merger and the resulting change of control for purposes of The Nasdaq Stock Market (“Nasdaq”) rules, (ii) if required, the issuance of securities in the Concurrent PIPE Financing pursuant to Nasdaq Listing Rule 5635(d) (clauses (i) and (ii), the “Nasdaq Proposals”), and (iii) amendments to Werewolf’s certificate of incorporation (including a name change (the “Name Change Proposal”), a reverse stock split (the “Reverse Stock Split Proposal” and, together with the Nasdaq Proposals and the Name Change Proposal, the “Werewolf Stockholder Matters”) and an increase in authorized Werewolf Common Stock), and (iv) the equity plan proposals described in the Merger Agreement. Werewolf’s obligation to call, give notice of and hold the Werewolf Stockholder Meeting is not limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer, any Acquisition Proposal or Acquisition Inquiry (each as defined in the Merger Agreement), or certain specified events relating to a change in the recommendation of the Werewolf board of directors.

The Closing is subject to certain closing conditions, including: (i) the approval by the requisite Ambros stockholders of the adoption and approval of the Merger Agreement and the Contemplated Transactions; (ii) the approval by the requisite Werewolf stockholders of the Werewolf Stockholder Matters; (iii) the existing shares of Werewolf Common Stock having been continually listed on Nasdaq and the approval of the listing of the shares of Werewolf Common Stock and the shares of Werewolf Common Stock underlying the Pre-Funded Warrants on Nasdaq; (iv) the Securities Purchase Agreement (as defined below) being in full force and effect with cash proceeds of not less than $100.0 million (less applicable expenses) having been received by Werewolf; (v) the effectiveness of the Form S-4; and (vi) Final Werewolf Net Cash (as defined in the Merger Agreement) being greater than $0. The Closing is also subject to other specified customary closing conditions of each party, including the accuracy of each party’s representations and warranties, subject to applicable materiality qualifications, compliance by each party with its covenants under the Merger Agreement in all material respects, respectively, delivery of certain customary closing documents by each of Werewolf and Ambros, and no Werewolf material adverse effect or Ambros material adverse effect having occurred since the date of the Merger Agreement that is continuing, respectively.

Either party may be required to pay a termination fee in the event of termination of the Merger Agreement in certain circumstances. A termination fee of $20.0 million may become payable by Ambros to Werewolf if the Merger Agreement is terminated by (a) Werewolf following certain specified events relating to a change in the recommendation of the Ambros board of directors or certain other actions by Ambros relating to an acquisition proposal, (b) by Ambros concurrently with Ambros’s entry into a definitive agreement with respect to a Superior Offer (as defined in the Merger Agreement), subject to certain requirements set forth in the Merger Agreement, or (c) in certain circumstances following termination of the Merger Agreement if an acquisition proposal with respect to Ambros had been made prior to such termination and Ambros enters into or consummates an Acquisition Transaction (as defined in the Merger Agreement) within 12 months following such termination. A termination fee of $1.9 million may become payable by Werewolf to Ambros if the Merger Agreement is terminated by (a) Ambros following certain specified events relating to a change in the recommendation of the Werewolf board of directors or certain other actions by Werewolf relating to an acquisition proposal or (b) in certain circumstances following termination of the Merger Agreement if an acquisition proposal with respect to Werewolf had been made prior to such termination and Werewolf enters into or consummates an Acquisition Transaction within 12 months following such termination.

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers and directors of Werewolf holding approximately 1.4% of the outstanding Werewolf Common Stock entered into support agreements (the “Werewolf Support Agreements”) in favor of Ambros, providing among other things, that such officers and directors will vote all of their eligible shares of Werewolf capital stock in favor of, among other things the Werewolf Stockholder Matters.

Concurrently with the execution of the Merger Agreement, certain officers and directors and certain other stockholders of Ambros holding approximately 71.3% of the outstanding Ambros Common Stock (on an as-converted basis) entered into support agreements (the “Ambros Support Agreements” and, together with the Werewolf Support Agreements, the “Support Agreements”) in favor of Werewolf, providing among other things, that such officers, directors and stockholders will vote all of their shares of Ambros capital stock, among other things, in favor of approving the Merger Agreement and Contemplated Transactions.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and certain other stockholders of Ambros entered into lock-up agreements (the “Ambros Lock-Up Agreements”), pursuant to which, subject to specified exceptions, such persons accepted certain restrictions on transfers of the shares of Werewolf Common Stock, Merger Pre-Funded Warrants, and any other securities convertible into or exercisable or exchangeable for Werewolf Common Stock, in each case, received in connection with the Merger for the 180-day period following the Effective Time.

Pre-Funded Warrants

Each PIPE Pre-Funded Warrant and each Merger Pre-Funded Warrant has an exercise price of $0.001 per share of Werewolf Common Stock. The Pre-Funded Warrants will be exercisable at any time and from time to time on or after the Effective Time until exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that, immediately after giving effect to such exercise, the holder would own more than a specified percentage of the outstanding common stock of the combined company (9.99%), which percentage may be increased at the holder’s option (not to exceed 19.99%) upon 61 days’ notice, subject to the terms of the Pre-Funded Warrants.

The foregoing descriptions of the Merger Agreement, the form of PIPE Pre-Funded Warrant, the form of Merger Pre-Funded Warrant, the form of Werewolf Support Agreement, the form of Ambros Support Agreement, and the form of Ambros Lock-Up Agreement, (collectively, the “Agreements”), do not purport to be complete and are qualified in their entirety by reference to those Agreements, which are filed as Exhibits 2.1, 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Werewolf and Ambros in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Werewolf Contingent Value Rights Agreement

In connection with the Merger and immediately prior to the Effective Time, Werewolf is expected to enter into a Contingent Value Rights Agreement (the “CVR Agreement”), with a nationally recognized rights agent agreed to between Werewolf and Ambros (“Rights Agent”) pursuant to which Werewolf will distribute to each holder of Werewolf Common Stock of record as of the close of business on the last business day prior to the Effective Time one non-transferable contingent value right (each, a “CVR”) for each outstanding share of Werewolf Common Stock held by such stockholder as of such date. Each CVR represents the right to receive contingent cash payments (any such cash payments, “CVR Payment Amounts”) in respect of certain of Werewolf’s legacy assets, consisting of Werewolf’s conditionally activated INDUKINE programs, WTX-124 and WTX-330 (together, the “Legacy Assets”), pursuant to the terms and conditions of the CVR Agreement.

The CVR Payment Amounts, if any, will become payable to the Rights Agent for subsequent distribution to the CVR holders in accordance with the terms of the CVR Agreement. In the event that no such proceeds are received during the CVR Term (as defined in the CVR Agreement), holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that the CVR holders will receive any payments with respect to the CVR Agreement.

The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights. The CVRs are solely contractual rights and will not constitute equity or ownership interests in Werewolf, or any of its respective affiliates, and Werewolf has agreed to cooperate, including by making changes to the CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act of 1934, as amended (the “Exchange Act”), or applicable state securities or “blue sky” laws. The CVRs are not transferable except in limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Concurrent PIPE Financing

Concurrently with entering into the Merger Agreement, Werewolf entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain qualified institutional buyers or accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, and subject to the terms and conditions therein, Werewolf agreed to sell, and the Investors agreed to purchase, immediately prior to the Closing of the Merger, shares of Werewolf Common Stock (the “Shares”) and, in the case of certain Investors, in lieu of shares of Werewolf Common Stock, PIPE Pre-Funded Warrants (together with the Shares, the “Securities”) for an aggregate purchase price of $150.0 million (the “Concurrent PIPE Financing”). The closing of the Concurrent PIPE Financing is anticipated to occur immediately prior to the Closing of the Merger, subject to the satisfaction of customary closing conditions.

The purchase price per Share of Werewolf Common Stock will be determined prior to Closing, and will equal the aggregate gross proceeds of the Concurrent PIPE Financing divided by the number of shares of Werewolf Common Stock allocated to the Investors pursuant to the framework in the Merger Agreement. Werewolf is obligated to notify the Investors of the purchase price at least three business days prior to Closing. The purchase price per share of Werewolf Common Stock underlying each PIPE Pre-Funded Warrant will be equal to the purchase price of one share of Werewolf Common Stock, less the $0.001 exercise price.

The PIPE Pre-Funded Warrants will be exercisable at any time and from time to time on or after the Effective Time until exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a PIPE Pre-Funded Warrant to the extent that, immediately after giving effect to such exercise, the holder would own more than a specified percentage of the outstanding common stock of the combined company (ranging from 4.99% to 9.99%, as applicable), which percentage may be increased or decreased at the holder’s option (not to exceed 19.99%) upon 61 days’ notice, subject to the terms of the PIPE Pre-Funded Warrants.

The Securities Purchase Agreement contains customary representations and warranties of Werewolf and the Investors, and certain customary conditions to closing.

Werewolf has also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Concurrent PIPE Financing. Pursuant to the Registration Rights Agreement, the combined company will prepare and file a resale registration statement with the SEC within 45 calendar days following the Closing Date. The combined company will use its reasonable best efforts to cause such registration statement to become effective at the earliest possible date but no later than the earlier of the 75th calendar day following the initial filing date of the registration statement if the SEC notifies the combined company that it will review the registration statement and the third business day after the date the combined company is notified that the SEC will not review the registration statement.

The combined company will also agree to, among other things, indemnify the Investors, their members, shareholders, directors, officers, partners, employees, managers, agents, representatives and advisors under the Registration Rights Agreement from certain liabilities and pay all fees and expenses (excluding underwriting discounts and selling commissions and all similar fees and commissions relating to an Investor’s disposition of its Registrable Securities (as defined in the Registration Rights Agreement)) incident to the combined company’s obligations under the Registration Rights Agreement.

Werewolf and Ambros engaged Leerink Partners LLC, Piper Sandler & Co., Cantor Fitzgerald & Co., Wells Fargo Securities, LLC and LifeSci Capital LLC as placement agents for the Concurrent PIPE Financing, and agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing descriptions of the Securities Purchase Agreement, the PIPE Pre-Funded Warrants and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Securities Purchase Agreement, the form of PIPE Pre-Funded Warrant and the form of Registration Rights Agreement, which are filed as Exhibits 10.4, 4.1 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offering and sale of the Shares and the PIPE Pre-Funded Warrants in the Concurrent PIPE Financing will be made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. The Investors represented that they are qualified institutional buyers or accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

The securities to be issued in the Concurrent PIPE Financing will not be registered under the Securities Act or any state securities laws upon issuance and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The offering and sale of the securities in the Concurrent PIPE Financing did not involve a public offering.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy any securities of Werewolf or Ambros.

Item 7.01	Regulation FD Disclosure

On August 21, 2026, Werewolf and Ambros issued a press release announcing the execution of the Merger Agreement and the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, Werewolf and Ambros made available a presentation to be used with investors to discuss the proposed Merger. A copy of the corporate presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the corporate presentation attached as Exhibit 99.2 to this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Werewolf under the Securities Act.

Use of Website to Distribute Material Non-Public Information

Werewolf’s Investor Relations website is https://investors.werewolftx.com/. Werewolf uses its Investor Relations website as a means of disclosing material non-public information and for the purpose of complying with its disclosure obligations under Regulation FD. Therefore, Werewolf encourages investors, the media and others interested in Werewolf to review the information it posts on its Investor Relations website.

Important Additional Information and Where to Find It

In connection with the proposed transaction between Werewolf and Ambros, Werewolf will file relevant materials with the SEC, including the Form S-4, which will include a proxy statement relating to the proposed transaction, and a prospectus, of Werewolf (the “Proxy Statement/Prospectus”). This Current Report on Form 8-K and the exhibits filed or furnished herewith are not a substitute for the Proxy Statement/Prospectus or any other document which Werewolf may file with the SEC or send to stockholders of Werewolf or Ambros in connection with the proposed transaction. The Proxy Statement/Prospectus will be mailed to stockholders of Werewolf. INVESTORS AND SECURITYHOLDERS OF WEREWOLF ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WEREWOLF, AMBROS AND THE PROPOSED TRANSACTION. Investors and securityholders will be able to obtain free copies of the Form S-4 and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Werewolf through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Werewolf will also be available free of charge on Werewolf’s website at https://investors.werewolftx.com/financial-information/sec-filings.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities of Werewolf or Ambros, or the solicitation of a proxy, consent, any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an applicable exemption from the registration requirements thereof, and otherwise in accordance with applicable law.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any securityholder of Werewolf or Ambros. However, Werewolf and Ambros and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Werewolf may be found in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 27, 2026 and in subsequent documents filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus relating to the proposed transaction when it is filed with the SEC. Such documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “would,” “target,” and similar expressions. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Werewolf’s and Ambros’s control and are not guarantees of future results, including statements about the potential transaction, the structure, timing and completion of the potential transaction, the expected ownership structure of the combined company, the expected listing of the combined company’s common stock on Nasdaq, the Concurrent PIPE Financing, future financial and operating results, potential contingent value right payments, and combined company strategy and operations. These forward-looking statements reflect Werewolf’s and Ambros’s management’s, as applicable, good faith judgment based on facts and factors currently known to them. Werewolf and Ambros caution investors not to place undue reliance on any such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: (i) the satisfaction or waiver of closing conditions to the potential transaction in the anticipated timeframe or at all; (ii) the risk that the Concurrent PIPE Financing may not be completed in a timely manner or at all; (iii) the risk that the potential transaction disrupts current plans and operations or diverts management’s attention from ongoing business operations and makes it more difficult to maintain business and operational relationships; (iv) the risk that the anticipated benefits and synergies of the potential transaction will not be realized or will take longer to realize than expected; (v) the magnitude of transaction costs associated with the potential transaction and the Concurrent PIPE Financing; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and (vii) those additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Werewolf’s most recently filed Quarterly Report on Form 10-Q filed with the SEC, and elsewhere in Werewolf’s filings and reports with the SEC. Forward-looking statements necessarily involve assumptions that, if they do not materialize or prove correct, could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and neither Werewolf nor Ambros undertake any duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 21, 2026, by and among Ambros Therapeutics, Inc., Werewolf Therapeutics, Inc., and Wave Atlantis Merger Sub, Inc.

4.1	Form of PIPE Pre-Funded Warrant

4.2	Form of Merger Pre-Funded Warrant

10.1	Form of Werewolf Stockholder Support Agreement

10.2	Form of Ambros Stockholder Support Agreement

10.3	Form of Ambros Lock-Up Agreement

10.4	Form of Securities Purchase Agreement, dated as of August 21, 2026, by and among Werewolf Therapeutics, Inc. and each of the Investors listed on Exhibit A thereto

10.5	Form of Registration Rights Agreement

10.6	Form of CVR Agreement

99.1	Press Release issued on August 21, 2026

99.2	Corporate Presentation dated August 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Werewolf agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Werewolf Therapeutics, Inc.

Date: August 21, 2026	By:	/s/ Daniel J. Hicklin
Daniel J. Hicklin, Ph.D.
President, Chief Executive Officer and Director